EXHIBIT 99.2

DETACH HERE

P    R    O    X    Y

CENTER TRUST, INC.

Special Meeting of Stockholders – January 15, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CENTER TRUST, INC. does hereby nominate, constitute and appoint Edward A. Stokx and Joseph F. Paggi, Jr., or either of them the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on December 10, 2002 at the Special Meeting of Stockholders to be held at The Manhattan Beach Marriott Hotel, 1400 Parkview Avenue, Manhattan Beach, California, 90266 on January 15, 2003 at 2:00 p.m., or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESCRIBED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER PROPOSAL. ANY PRIOR PROXY IS HEREBY REVOKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

CENTER TRUST, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Vote by Telephone

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683)

3.	Enter your Voter Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions.

Your vote is important! Call 1-877-PRX-VOTE anytime!

Do not return your Proxy Card if you are voting by Telephone

☒	Please mark votes as in this example	DETACH HERE

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE MERGER PROPOSAL.

1.
Approval of the merger of MB Acquisition, Inc., a Maryland corporation and a wholly-owned subsidiary of Pan Pacific Retail Properties, Inc., a Maryland corporation, with and into Center Trust, with Center Trust being the surviving corporation, and as a part of the merger, the amendment of Center Trust’s charter to remove certain restrictions on the ownership of Center Trust’s common stock and to make certain other changes, all pursuant to the Agreement and Plan of Merger, dated as of November 5, 2002, by and among Pan Pacific, MB Acquisition and Center Trust.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement of the special meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders dated December 9, 2002 and the Proxy Statement furnished therewith.

NOTE:    Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature:	Date:	Signature:	Date: